SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material Pursuant to 14a-12


                              PATHMARK STORES, INC.
________________________________________________________________________________
                (Name of Registrant as Specified in Its Charter)


________________________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1.   Title of each class of securities to which transaction applies:
         _______________________________________________________________________
    2.   Aggregate number of securities to which transaction applies:
         _______________________________________________________________________
    3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         _______________________________________________________________________
    4.   Proposed maximum aggregate value of transaction:
         _______________________________________________________________________
    5.   Total fee paid:
         _______________________________________________________________________

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1. Amount Previously Paid:__________________________________________________
    2. Form Schedule or Registration Statement No.:_____________________________
    3. Filing Party:____________________________________________________________
    4. Date Filed:______________________________________________________________

                                [NEWSWATCH PAPER]

                        YUCAIPA TO INVEST $150 MILLION IN
                 PATHMARK STORES, INC. COMMON STOCK AND WARRANTS

            New Equity Will Enhance Pathmark's Financial Flexibility
                        And Increase Growth Opportunities
________________________________________________________________________________

To All Pathmark Associates:

I am pleased to share some important and exciting news with you. This morning we issued a press release announcing that we had reached a definitive agreement with The Yucaipa Companies, LLC under which Yucaipa will invest $150 million in Pathmark. The full press release is attached. For those not familiar with Yucaipa, it is an investment firm that has a long and distinguished history in the supermarket business, including investments in Ralph's Grocery Company, Smith's Food and Drug and Fred Meyer.

Yucaipa chose to invest in Pathmark for a number of good reasons, including our strong brand name, our excellent store locations, our market share and our outstanding team of associates. Yucaipa sees future growth potential for both the Company and for our associates.

We are very excited about this new partnership and the opportunity it gives us to re-invigorate and re-energize our efforts. This is not to say that the task before us will be easy. It will require every associate's best efforts, dedication and commitment.

As I said in the press release, "This transaction represents a powerful strategic combination that brings together Pathmark's strong market position and associate team with Yucaipa's capital and industry expertise. Overall, we think this is an extremely compelling transaction for our shareholders, customers, and associates."

I want to express my sincere appreciation to all Pathmark associates for the efforts and patience as the Board reviewed strategic alternatives and for maintaining your focus in spite of the uncertainty and the rumors. We need every associate to continue to focus on growing sales, controlling shrink, providing G.R.E.A.T.E.R. service to our customers and maintaining our high standards of sanitation and food safety.

Thanks, you are the best!



Eileen Scott

Important Information

In connection with the proposed transaction, Pathmark Stores, Inc. will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Pathmark Stores, Inc. at the Securities and Exchange Commission's website at www.sec.gov. The proxy statement and such other documents may also be obtained for free from Pathmark Stores, Inc. by directing such request to Pathmark Stores, Inc., Attention: Marc Strassler, Senior Vice President, General Counsel and Secretary, 200 Milik Street, Carteret, New Jersey 07008, Telephone: (732) 499-3000.


Pathmark Stores, Inc. and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed transaction. Information concerning the interests of Pathmark Stores, Inc.'s participants in the solicitation will be set forth in the proxy statement and other relevant materials to be filed with the Securities and Exchange Commission when they become available.


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